Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Fourth Amendment”) is entered into as of March 4, 2016 (the “Fourth Amendment Effective Date”), by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and SURMODICS, INC., a Minnesota corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Credit Agreement dated as of November 4, 2013, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of November 5, 2014, that certain Second Amendment to Credit Agreement dated as of November 20, 2015 and that certain Third Amendment to Credit Agreement dated as of December 22, 2015 (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Fourth Amendment.

NOW, THEREFORE, the parties agree as follows:

1.Section 3.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 3.3.POST-CLOSING CONDITION.  As soon as possible, but no later than June 2, 2016, Borrower shall deliver to Bank a share pledge agreement duly executed by Borrower or any of its affiliates, pledging to Bank sixty-five percent (65%) of the total outstanding voting capital stock of one of Borrower’s Foreign Subsidiaries, as reasonably determined by Bank taking into account the mutual desire of the parties to minimize potential adverse tax consequences to Borrower, along with the certificates therefor (and all other documents reasonably requested by Bank in connection therewith; provided, however, that Borrower or any of its affiliates, shall not be required to deliver any legal opinions to Bank with respect to the share pledge agreement).”

2.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3.Unless otherwise defined, all initially capitalized terms in this Fourth Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Fourth Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Fourth Amendment, and that no Event of Default has occurred and is continuing.

5.As a condition to the effectiveness of this Fourth Amendment, Bank shall have received, in form and substance satisfactory to Bank:

(a)this Fourth Amendment, duly executed by Borrower;

(b)all reasonable fees and expenses incurred in connection with this Fourth Amendment and through the date of this Fourth Amendment, which may be debited from any of Borrower's accounts.

6.This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the first date above written.

SURMODICS, INC.

By:/s/ Andrew D. C. LaFrence

Title:VP Finance and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Dianne Wegscheid

Title:Sr. Vice President

[Signature Page to Fourth Amendment to Credit Agreement]